EXHIBIT 99.1


NEWS FROM DHB INDUSTRIES INC.
2102 SW 2nd Street * Pompano Beach, FL 33069
Tel: 954-630-0900 * www.dhbindustries.com



                            COMPANY CONTACT:  Media Relations/Investor Relations
                                              Glenn Wiener
                                              212-786-6013
                                              pr@dhbt.com or ir@dhbt.com


FOR IMMEDIATE RELEASE


                     DHB INDUSTRIES ANNOUNCES $82 MILLION IN
                 CONTRACT ORDERS WITH THE U.S. ARMY AND UPDATES
                               2006 CASH RECEIPTS


POMPANO BEACH, FLORIDA, JANUARY 16, 2007 - DHB Industries Inc. (OTC Pink Sheets:
DHBT.PK), a leader in the field of protective body armor, announced today that it had received orders for approximately $82 million to supply the U.S. Army with the Deltoid Axillary Protection System (DAPS) and the Enhanced Side Ballistic Insert (ESBI). These orders came under contracts awarded to Point Blank Body Armor, one of the Company's wholly-owned subsidiaries.

NEW ORDERS
The Company received an order of approximately $51 million to supply the United States Army with DAPS. The Company anticipates it will begin shipping product against this new order in May 2007 and complete shipments in October 2007. This order is part of the approximately $239 million contract awarded in June 2004, which was subsequently modified to approximately $248 million. Potential orders now remaining on the DAPS three-year contract are about $67 million.

The DAPS was developed to meet increased threat levels in Southwest Asia and to provide the Army with a more advanced system. The DAPS offers expanded protection to the upper and under arm areas and meets the same ballistic standards as the Interceptor(TM) OTV for 9mm and fragmentation protection.

In addition, the Company received new orders totaling approximately $31 million to supply the Army with ESBI. These orders were received as a subcontractor through third party government contractors that manufacture the enhanced small arms protective insert (E-SAPI).

The ESBI is designed to accommodate E-SAPI plates and to provide additional coverage to the sides of the torso. It attaches to the Interceptor(TM) OTV to provide enhanced protection for soldiers operating in high-risk environments.

Larry Ellis, President and CEO of DHB Industries commented, "We continue to receive orders from the Army, whether direct or through independent third parties. From a business standpoint, these orders are important in that they represent significant sales for our Company in 2007. These latest orders highlight the necessity to provide high quality body armor solutions to the military and the value our products provide to customers."


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2006 CASH RECEIPTS
Today, updating the disclosure made in late December 2006, the Company disclosed that it had received approximately $40 million in cash receipts for the months of November and December, bringing aggregate cash receipts (a non-GAAP measure consisting principally of collections of trade accounts receivable, but also certain other operating and non-operating cash receipts) for calendar year 2006 to approximately $265 million.

ABOUT DHB INDUSTRIES

DHB Industries Inc.'s highly recognized subsidiaries, Point Blank Body Armor, Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America
(PACA) (www.pacabodyarmor.com) are in the protective body armor industry and are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. Company subsidiary NDL Products, Inc. (www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains, as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries Inc. visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) THE COMPANY'S LACK OF AUDITED FINANCIAL STATEMENTS AND ITS ABILITY TO FILE ITS PERIODIC REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON A TIMELY BASIS,
(2) IMPROVEMENT IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (3) DE-LISTING FROM THE AMERICAN STOCK EXCHANGE, (4) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (5) ADDITIONAL FINANCING REQUIREMENTS, (6) DEVELOPMENT OF NEW PRODUCTS, (7) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (8) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (9) TECHNOLOGICAL CHANGES, (10) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS,
(11) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.


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